Sonos announces 25% year-over-year revenue growth in fiscal third quarter

The company delivers its fourth consecutive quarter of record revenue growth

SANTA BARBARA, Calif., Aug 7, 2019 – Sonos, Inc. (“Sonos”) (Nasdaq: SONO) has released its financial results for the third fiscal quarter ended June 29, 2019 in a letter to shareholders available on the investor relations section of its website. To view the letter, please visit: https://investors.sonos.com/reports-and-filings/default.aspx

As previously announced, Sonos will host a conference call and Q&A to discuss the results at 5:00 p.m. Eastern Time today. A live webcast and replay of the conference call and Q&A will be accessible at: https://investors.sonos.com/news-and-events/default.aspx. The replay will be available for at least one year following completion of the call.

The conference call may also be accessed by dialing (877) 683-0503, with conference ID 9298402. Participants outside the U.S. can dial toll-free (647) 689-5442.

About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone.  Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Source: Sonos

Contacts
For investors:
Michael Groeninger
IR@sonos.com

For media:
Rajvir Raheja
PR@sonos.com